                                                                   Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No. 333-55290 on Form S-8 and Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 27, 2002 of our report dated March 1, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting method), in this Annual Report on Form 10-K of Peet's Coffee & Tea, Inc. for the year ended December 30, 2001.

/S/  DELOITTE & TOUCHE LLP

San Francisco, California
March 27, 2002